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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Commission

         Date of Report (Date of earliest event reported): June 24, 2002

                                Cytyc Corporation
             (Exact name of Registrant as specified in its charter)

                         85 Swanson Road, Boxborough, MA
                    (Address of principal executive offices)

                                      01719
                                   (Zip Code)

                                 (978) 263-8000
               Registrant's telephone number, including area code

          Delaware                     0-27558                 02-0407755

State or other jurisdiction          (Commission             (IRS Employer
     of Incorporation                File Number)          Identification No.)


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Item 5.  Other Events.

     On June 24, 2002, Cytyc Corporation, a Delaware corporation ("Cytyc"), issued a press release announcing that the U.S. Federal Trade Commission (the "FTC") voted to authorize its staff to seek an injunction to block Cytyc's proposed acquisition of Digene Corporation, a Delaware corporation ("Digene").

     On June 25, 2002, Cytyc issued a press release announcing that the FTC had agreed not to institute suit to block Cytyc's proposed acquisition of Digene at this time, in exchange for a commitment from Cytyc not to consummate the proposed acquisition of Digene unless it has first provided the FTC with ten business days' prior written notice. In the event Cytyc provides the FTC with such notice, the FTC would be free to institute suit at that time.

     On February 19, 2002, Cytyc and Digene announced that they had signed a definitive merger agreement pursuant to which Cytyc would acquire all of the outstanding shares of Digene common stock in a cash and stock exchange offer transaction. On March 1, 2002, Cytyc and Digene announced that Cytyc had commenced the exchange offer. The exchange offer is currently scheduled to expire at 11:59 p.m., New York City time, on Thursday, June 27, 2002, unless extended.

     A copy of the press release of June 24, 2002 and the press release of June 25, 2002 are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

     Exhibit 99.1      Press Release, dated June 24, 2002.

     Exhibit 99.2      Press Release, dated June 25, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CYTYC CORPORATION

Date: June 26, 2002               By:    /s/ Patrick J. Sullivan
                                         ------------------------
                                          Patrick J. Sullivan
                                          Chairman and Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.          Description
------------         -----------
Exhibit 99.1         Press Release, dated June 24, 2002

Exhibit 99.2         Press Release, dated June 25, 2002



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